Execution Copy

ELEVENTH SUPPLEMENTAL INDENTURE
TO THE INDENTURE, DATED OCTOBER 28, 2014

THIS ELEVENTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below), dated as of November 20, 2023 (the “Eleventh Supplemental Indenture”), among TRANE TECHNOLOGIES FINANCING LIMITED, a private limited company duly incorporated and existing under the laws of Ireland (the “Issuer”), TRANE TECHNOLOGIES PLC, a public limited company duly incorporated and existing under the laws of Ireland (“Trane plc”), TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 1, Avenue du Bois, L-1251 Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 182.971 (“Trane Lux International”), TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY, a company duly incorporated and existing under the laws of Ireland (“Trane Ireland”), TRANE TECHNOLOGIES HOLDCO INC., a corporation duly organized and existing under the laws of the State of Delaware (“Trane Holdco”), TRANE TECHNOLOGIES COMPANY LLC, a company duly organized and existing under the laws of the State of Delaware (“TTC” and, together with Trane plc, Trane Lux International, Trane Ireland and Trane Holdco, the “Guarantors”), TRANE TECHNOLOGIES AMERICAS HOLDING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (“Trane Americas”) and TRANE TECHNOLOGIES GLOBAL HOLDING II COMPANY LIMITED, a corporation duly organized and existing under the laws of the State of Delaware (“Trane Global II” and, together with Trane Americas, the “New Guarantors”), and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, acting as Trustee under the Indenture (the “Trustee”).

RECITALS:

WHEREAS, the Issuer, the Guarantors and the Trustee are parties to that certain Indenture, dated as of October 28, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of October 28, 2014, the Second Supplemental Indenture, dated as of October 28, 2014, the Third Supplemental Indenture, dated as of October 28, 2014, the Fourth Supplemental Indenture, dated as of December 18, 2015, the Fifth Supplemental Indenture, dated as of April 5, 2016, the Sixth Supplemental Indenture, dated as of May 1, 2020, the Seventh Supplemental Indenture, dated as of May 1, 2020, the Eighth Supplemental Indenture, dated as of May 1, 2020, the Ninth Supplemental Indenture, dated as of May 1, 2020 and the Tenth Supplemental Indenture, dated as of April 30, 2021 (the Base Indenture, as so amended and supplemented, the “Indenture”);

WHEREAS, Trane Technologies Global Holding Company Limited, a corporation duly organized and existing under the laws of the State of Delaware (“Trane Global”) has filed a Certificate of Transfer in accordance with the Delaware General Corporation Law pursuant to which Trane Global’s existence as a corporation of the State of Delaware ceased and was continued as Trane Technologies Global Holding Company S.à r.l, a Luxembourg private limited liability company (société à responsabilité limitée), organized under the laws of the Grand Duchy of Luxembourg (the “Continuation”);

WHEREAS, immediately following the Continuation, the board of managers of Trane Global and the board of managers of Trane Lux International prepared a joint merger proposal, pursuant to which Trane Global will merge with and into Trane Lux International with Trane Global’s separate corporate existence terminating under applicable law (the “Merger”);

WHEREAS, in connection with the Merger, the New Guarantors desire to assume, jointly and severally with the Issuer, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the Indenture, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Issuer;

WHEREAS, Section 901 of the Indenture provides, among other things, that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to make any provisions with respect to matters or questions arising under the Indenture that do not adversely affect the interests of Holders under the Indenture, in any material respect;

WHEREAS, the Issuer and the Guarantors have determined that this Eleventh Supplemental Indenture complies with Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Eleventh Supplemental Indenture is in form satisfactory to it; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Eleventh Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

WITNESSETH:

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE
DEFINITIONS

Section 101. Capitalized terms in this Eleventh Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.

Section 102. “Supplemented Indenture” shall mean the Indenture as supplemented by this Eleventh Supplemental Indenture.

ARTICLE TWO
ASSUMPTION BY NEW GUARANTORS

Section 201. The New Guarantors represent and warrant to the Trustee as follows:

(a) The New Guarantors are duly incorporated and validly existing under the laws of the State of Delaware.

(b) The execution, delivery and performance by it of this Eleventh Supplemental Indenture has been authorized and approved by all necessary corporate action on the part of each of the New Guarantors, respectively.

Section 202. The New Guarantors hereby expressly assume, jointly and severally with the Issuer, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the Indenture, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Issuer.

Section 203. Nothing in this Supplemental Indenture shall alter the rights, duties or obligations of the Issuer under the Indenture.

ARTICLE THREE
MISCELLANEOUS

Section 301. This Eleventh Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Eleventh Supplemental Indenture forms a part thereof.

Section 302. This Eleventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 303. This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 304. The Article headings herein are for convenience only and shall not affect the construction hereof.

Section 305. If any provision of this Eleventh Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 306. In case any provision in this Eleventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 307. Nothing in this Eleventh Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Eleventh Supplemental Indenture or the Securities.

Section 308. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eleventh Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the parties hereto (excluding the Trustee), and the Trustee assumes no responsibility for the correctness thereof. For the avoidance of doubt, the Trustee, by executing this Eleventh Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Eleventh Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.

Section 309. All covenants and agreements in this Eleventh Supplemental Indenture by the parties hereto shall bind their successors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed, all as of the date first above written.

TRANE TECHNOLOGIES FINANCING
LIMITED

By: /s/ Christopher Donohoe
Name: Christopher Donohoe
Title: Director

TRANE TECHNOLOGIES PLC
By: /s/ Evan M. Turtz
Name: Evan M. Turtz
Title: Senior Vice President, General Counsel and
Secretary

TRANE TECHNOLOGIES LUX
INTERNATIONAL HOLDING COMPANY
S.à .r.l.

By: /s/ Roderick Ross
Name: Roderick Ross
Title: Manager A
By: /s/ Timea Orosz
Name: Timea Orosz
Title: Manager B

TRANE TECHNOLOGIES IRISH
HOLDINGS UNLIMITED COMPANY
By: /s/ Christopher Donohoe
Name: Christopher Donohoe
Title: Director

TRANE TECHNOLOGIES HOLDCO INC.
By: /s/ Scott R. Williams
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES COMPANY LLC

By: /s/ Evan M. Turtz
Name: Evan M. Turtz
Title: Senior Vice President, General Counsel and
Secretary

TRANE TECHNOLOGIES AMERICAS
HOLDING CORPORATION

By: /s/ Evan M. Turtz
Name: Evan M. Turtz
Title: President and Secretary

TRANE TECHNOLOGIES GLOBAL
HOLDING II COMPANY LIMITED

By: /s/ Eric Waller
Name: Eric Waller
Title: Assistant Secretary

THE BANK OF NEW YORK MELLON, as
Trustee
By: /s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Eleventh Supplemental Indenture]